UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2026

Acadia Healthcare Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Aspen Grove Drive, Suite 900 Franklin, Tennessee (Address of Principal Executive Offices)	37067 (Zip Code)

(615) 861-6000
(Registrant’s Telephone Number, including Area Code)

6100 Tower Circle, Suite 1000
Franklin, Tennessee 37067
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Separation

On January 20, 2026, Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) announced that Christopher H. Hunter departed from his role as Chief Executive Officer of Acadia, effective as of January 20, 2026 (the “Transition Date”). In connection with his departure from Acadia, Mr. Hunter also resigned from Acadia’s Board of Directors (the “Board”), effective as of the Transition Date.

In connection with Mr. Hunter’s departure from his role as Chief Executive Officer of Acadia, the Company expects that it will enter into a separation and release agreement with Mr. Hunter. Upon the entry by the Company into such agreement or any other material compensatory or other arrangements with Mr. Hunter, the material terms of such agreement or arrangement will be disclosed on a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission.

Chief Executive Officer Appointment

Also on January 20, 2026, Acadia announced that the Board has appointed Debra K. Osteen as the Chief Executive Officer of Acadia and to serve as a Class I director on the Board, in each case, effective as of the Transition Date. Ms. Osteen has also been designated as the Company’s principal executive officer. As a Class I director, Ms. Osteen will serve on the Board until the Company’s annual meeting of stockholders in 2027 and a successor is elected and takes office or until her earlier death, resignation or removal. Ms. Osteen will not receive any additional compensation for her service on the Board.

Ms. Osteen, age 70, previously served as Chief Executive Officer of Acadia from December 2018 to March 2022, and as a member of the Board from December 2018 to May 2024. Prior to joining Acadia in December 2018, Ms. Osteen served as Executive Vice President of Universal Health Services, Inc. (NYSE: UHS) and President of UHS’s behavioral health division for 19 years. As part of her commitment to the advancement of behavioral healthcare, Ms. Osteen has served as an executive committee member for the National Association for Behavioral Healthcare for more than 20 years, including a two-term seat as president of the board. She also served on the Executive Committee of the National Action Alliance for Suicide Prevention, a public-private partnership advancing the national strategy for suicide prevention. Ms. Osteen has been named multiple times among the “Top 25 Women in Healthcare” by Modern Healthcare magazine, most recently in 2015. Ms. Osteen was also named to the Top 100 Executives in Healthcare in 2019, 2020, and 2021.

There are no arrangements or understandings between Ms. Osteen and any other person pursuant to which Ms. Osteen was appointed as Chief Executive Officer of Acadia or as a member of the Board, and there are no family relationships among any of the Company’s directors or executive officers and Ms. Osteen. Ms. Osteen does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Osteen as Chief Executive Officer of Acadia, Ms. Osteen and Acadia Management Company, LLC, a Delaware limited liability company, entered into an employment agreement, dated as of January 19, 2026 and effective as of the Transition Date (the “Osteen Employment Agreement”). The Osteen Employment Agreement does not provide for a fixed term of employment.

Pursuant to the Osteen Employment Agreement, Ms. Osteen (i) will receive a base salary at an annualized rate of $1,061,000; (ii) will be eligible to receive an annual cash bonus with a target bonus opportunity of 125% of her base salary (up to a maximum cash bonus of two times such target opportunity), subject to achievement of performance criteria determined by the Board or a committee thereof; and (iii) will receive on the Transition Date an initial equity award of non-qualified time-based stock options (the “Option”), as further described below.

Pursuant to the Osteen Employment Agreement, in the event that Ms. Osteen’s employment is terminated without “cause” or if she resigns her employment for “good reason” (each as defined in the Osteen Employment Agreement), Ms. Osteen will be entitled to receive the following severance benefits, subject to Ms. Osteen’s timely execution and non-revocation of a general release of claims in favor of Acadia (and certain of its affiliates and related parties, including, without limitation, Acadia Management Company, LLC) and compliance with restrictive covenants (as further described below): (i) an amount equal to her annual cash bonus with respect to the calendar year in which the termination date occurs (based on actual performance), prorated based on the number of days elapsed in such year prior to such termination date; and (ii) an amount equal to the cost of premiums for continued health and dental insurance under the Company’s group health plans for her and her covered dependents for 18 months following such date of termination, payable in monthly installments over such 18-month period.

Pursuant to the Osteen Employment Agreement, Ms. Osteen will be subject to customary confidentiality and intellectual property assignment covenants, as well as non-competition, non-solicitation and non-disparagement covenants during the term of her employment and for specified periods thereafter.

The Option was granted to Ms. Osteen on the Transition Date under the Acadia Healthcare Company, Inc. Incentive Compensation Plan (as it may be amended from time to time, the “Plan”), pursuant to Acadia’s form of non-qualified stock option award agreement. The Option is subject to the terms and conditions set forth in the Plan and the applicable award agreement, and provides Ms. Osteen with an option to purchase from Acadia 1,125,000 shares of Acadia common stock, at a per share exercise price equal to the closing share price of Acadia’s common stock on the Transition Date.

Pursuant to Ms. Osteen’s Option award agreement, (i) the first tranche of the Option (i.e., 750,000 underlying shares) (“Tranche 1”) will vest as follows: (a) 250,000 shares will vest upon the first date to occur following the Transition Date that the VWAP (as defined below) of one share of Acadia common stock is equal to at least $25.00 (such date the “First Vesting Date”), (b) 250,000 shares will vest upon the first date to occur following the Transition Date that the VWAP of one share of Acadia common stock is equal to at least $35.00 (such date the “Second Vesting Date”), and (c) 250,000 shares will vest upon the first date to occur following the Transition Date that the VWAP of one share of Acadia common stock is equal to at least $45.00 (such date the “Third Vesting Date”); and (ii) the second tranche of the Option (i.e., 375,000 underlying shares) (“Tranche 2”) will vest as follows: (a) 125,000 shares will vest upon the later to occur of (x) the First Vesting Date and (y) January 20, 2027; (b) 125,000 shares will vest upon the later to occur of (x) the Second Vesting Date and (y) January 20, 2027; and (c) 125,000 shares will vest upon the later to occur of (x) the Third Vesting Date and (y) January 20, 2027. For purposes of Ms. Osteen’s Option award agreement, the “VWAP” of one share of Acadia common stock is equal to the volume weighted average trading price of a share of Acadia common stock over a 30 consecutive day period.

Notwithstanding the foregoing, (i) Tranche 1 will be immediately forfeited if Ms. Osteen voluntarily terminates her employment without “good reason” (as defined in the Osteen Employment Agreement) prior to January 20, 2027; (ii) Tranche 2 will be immediately forfeited if her employment is terminated for any reason or no reason prior to January 20, 2027; and (iii) Tranche 1 and Tranche 2 will be immediately forfeited if (x) her employment is terminated for “cause” (as defined in the Osteen Employment Agreement) or (y) she materially violates any restrictive covenants and fails to cure such violation within 15 days following delivery of written notice from Acadia. Further, upon Ms. Osteen’s termination, the Option, to the extent not forfeited in accordance with the foregoing, will remain outstanding and eligible to vest until the earlier of (a) the second anniversary of the termination date, and (b) the expiration of the stated term of the Option. For the avoidance of doubt, any portion of the Option that does not vest or is not exercised before such date will automatically be forfeited on such date.

The foregoing description of the Osteen Employment Agreement is qualified in its entirety by the full text thereof, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

In connection with her appointment as Chief Executive Officer and as a member of the Board, the Company has also entered into its standard form of indemnity agreement, a copy of which is attached as Exhibit 10.2 and incorporated by reference herein, with Ms. Osteen.

Item 7.01	Regulation FD Disclosure.

On January 20, 2026, Acadia issued a press release in connection with the foregoing leadership transition. The press release is furnished herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated as of January 19, 2026, by and between Acadia Management Company, LLC and Debra K. Osteen

10.2
Form of Indemnification Agreement (for directors and officers not affiliated with Waud Capital Partners) (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 1, 2011 (File No. 001-35331))

99.1	Press Release, dated January 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2026	ACADIA HEALTHCARE COMPANY, INC.
	By:	/s/ Brian P. Farley
Brian P. Farley
Executive Vice President, Secretary and General Counsel